UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.   20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14(a)-12

CAPITAL GOLD CORPORATION
(Name of Registrant as Specified in its Charter)

n/a
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:

☐	Fee paid previously by written preliminary materials.

☐       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:
2.	Form, Schedule or Registration Statement No.:
3.	Filing Party:
4.	Date Filed:

Forward Looking Statements

This filing contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. The use of any of the words “plans”, “expects”, or “does not expect”, “is expected”, “budget”, “scheduled”, “anticipates”, or “does not anticipate”,  “continue”, “estimates”, “forecasts”, “objective”, “ongoing”, “may”, “will”, “project”, “should”, “believe”, “intends” or variations of such words and phrases or statements are intended to identify forward-looking information or statements. Forward-looking information is based on the opinions and estimates of management at the date the information is made, and is based on a number of assumptions and subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking information.  More particularly and without limitation, this filing contains forward-looking statements and information concerning Gammon Gold’s proposed acquisition of Capital Gold (the “Acquisition”)  and the merger agreement pursuant to which such acquisition will be effected.  The forward-looking statements and information are based on certain key expectations and assumptions made by Gammon Gold and Capital Gold. Although Gammon Gold and Capital Gold believe that the expectations and assumptions on which such forward-looking statements and information are based are reasonable, undue reliance should not be placed on the forward-looking statements and information because neither of them can give any assurance that they will prove to be correct. Since forward-looking statements and information address future events and conditions, by their very nature they involve inherent risks and uncertainties. There are risks also inherent in the nature of the Acquisition, including whether the completion of the Acquisition will ultimately occur, whether the anticipated synergies of the acquisition will occur, incorrect assessment of the value of the respective properties of each of Gammon Gold and Capital Gold, and failure to obtain the required security holder, regulatory, third party and other approvals. The outcome of Timmins’ consent solicitation to replace the Capital Gold board and Capital Gold’s corresponding consent revocation also impact the assumptions on which forward-looking statement are based. Readers are cautioned that the foregoing list of factors is not exhaustive. There may be other factors that cause actions, events or results not to be anticipated, estimated or intended. The forward-looking statements and information contained in this filing are made as of the date hereof. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information.  Neither Gammon Gold nor Capital Gold undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws.

CAPITAL GOLD CORPORATION (THE “COMPANY”) AND GAMMON GOLD INC. (“GAMMON”) CLAIM THE PROTECTION OF THE SAFE HARBOR FOR “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

THE INFORMATION ON EITHER CAPITAL GOLD OR GAMMON’S WEBSITE IS NOT, AND SHALL NOT BE DEEMED TO BE, A PART OF THIS CURRENT REPORT OR INCORPORATED IN FILINGS CAPITAL GOLD OR GAMMON MAKE WITH THE SEC.

THIS COMMUNICATION SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTIONS IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.  NO OFFERING OF SECURITIES SHALL BE MADE EXCEPT BY MEANS OF A PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10 OF THE SECURITIES ACT OF 1933, AS AMENDED.

In connection with the Acquisition and required stockholder approval, the Company and Gammon will has filed with the SEC a proxy statement / prospectus that was mailed to the stockholders of the Company. The Company’s stockholders are urged to read the proxy statement / prospectus and other relevant materials as they contain important information about the Acquisition. The Company’s stockholders can obtain a free copy of such filings at the SEC’s internet site (http://www.sec.gov). Copies of such filings will also be available without charge, by directing a request to Capital Gold Corporation, 76 Beaver Street, 14th Floor New York, New York, Attention: Investor Relations.

Gammon Gold Inc., Capital Gold Corporation, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Gammon Gold Inc.’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended December 31, 2009, which was filed with the Securities and Exchange Commission on March 30, 2010, as amended by Amendment No. 1 to Annual Report on Form 40-F/A, which was filed with the Securities and Exchange Commission on May 13, 2010, and in its notice of annual meeting and proxy circular for its most recent annual meeting, which was filed with the Securities and Exchange Commission on April 15, 2010. Information regarding Capital Gold Corporation’s directors and executive officers is available in Capital Gold Corporation’s proxy statement for its most recent annual meeting, which was filed with the Securities and Exchange Commission on December 14, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement filed by Capital Gold with the Securities and Exchange Commission on February 18, 2011.

VOTE THE WHITE PROXY CARD
FOR THE GAMMON MERGER

YOUR VOTE IS VERY IMPORTANT- PLEASE VOTE TODAY.

March 9, 2011

Dear Stockholders of Capital Gold Corporation:

We are asking you to vote the enclosed WHITE proxy card to approve the merger of Capital Gold Corporation with Gammon Gold Inc.  If the Merger is completed, you will receive 0.5209 common shares of Gammon Gold and a cash payment in the amount of $0.79 for each share of CGC common stock you own immediately prior to the Merger.   The Gammon deal represents a 58% premium to CGC stockholders as of March 9, 2011.1

DO NOT BE MISLED

You may be getting conflicting information about our proposed transaction with Gammon and the process that led your Board to unanimously conclude that it was the best transaction reasonably available for all CGC stockholders.  Timmins Gold Corp. (“Timmins”) is attempting to block the Merger of CGC with Gammon and take complete control of your CGC board in its self-serving attempt to acquire the company.  We want to set the record straight.

Timmins asserts that its proposal is superior to the Gammon offer
 THE TRUTH IS: The Timmins proposal is not in the best interests of CGC stockholders.
✓	At current trading levels, the Gammon offer has a value almost US$0.20 per share, or 3.5%, higher than the Timmins offer.
✓	The Timmins offer will be fully taxable to U.S. holders. There are no adverse tax consequences to U.S. holders for the stock they receive in the Gammon offer.
✓
The Timmins offer is highly conditional.  Their offer has not yet been approved by U.S. and Mexican regulators or Timmins’ own shareholders, nor has Timmins been approved for listing on the NYSE AMEX.  Even if Timmins were to receive all of these approvals, it would take a number of months to do so.

✓
Don’t just take our word for it.  Glass Lewis, a leading independent proxy advisory firm issued a report to its institutional stockholder clients, stating that “we believe the Gammon deal is superior to the Timmins’ offer in almost every aspect.”  Glass Lewis also said it considers “…Gammon’s stock to be far superior to Timmins’ stock as a form of currency in executing a transaction.”

✓	Gammon management has demonstrated the underground mining expertise necessary to develop the Nayarit Orion project. Timmins does not have the requisite mining experience.
✓	Timmins offer is also subject to a due diligence condition, which could result in a lower offer or no offer at all.
✓	Gammon is ready to close its transaction and pay you cash and liquid shares of Gammon stock!

Timmins  represents itself as a concerned stockholder of CGC.
 THE TRUTH IS: Timmins owns 1,000 shares that it purchased recently. Timmins is attempting to hijack the process by putting a new board in place in order to halt the Gammon transaction and to force a deal with CGC that is in fact inferior to the Gammon proposal.
✓
According to Timmins’ own proxy materials, not a single member of the Timmins independent slate has any mining background at all.  How can brand new directors be expected to familiarize themselves with CGC and quickly evaluate a transaction in a highly specialized industry with absolutely no mining experience?

✓	Even if Timmins is successful in taking control of your board and terminating the Gammon transaction, there is no guarantee that the Timmins offer, or any offer, will be consummated.
✓	You have a board of directors with experience in mining and in mergers and acquisitions.

1 Based on CGC trading on the NYSE AMEX during the 20 trading days prior to September 24, 2010.

✓
Your board has demonstrated its responsibility to protect stockholder interests by forming a special committee of independent directors to oversee the process, evaluating competing proposals with the advice and input of independent advisors, and unanimously recommending that stockholders support the transaction that provides the highest value, least adverse tax consequences, least risk, and quickest path to completion.

  Timmins is telling CGC stockholders that your board ran a “flawed process.”
THE TRUTH IS:  The CGC board determined to unanimously support the Gammon deal after carefully considering the input and advice of independent financial and legal advisors with expertise in similar transactions.
✓	CGC accommodated every one of Timmins’ meeting requests and seriously evaluated its proposal four times.
✓
On September 7, 2010, the M&A Committee met via conference call with the CEO and President of Timmins Gold, and their respective financial advisors, during which a formal presentation was made with respect to the Timmins proposal.

✓	On January 6, 2011, the M&A Committee met with Timmins because it was determined at that time that Timmins’ bid was reasonably likely to lead to a proposal that was superior to the Gammon transaction.
✓
CGC made repeated efforts to conduct comprehensive due diligence which was critical to its determination of whether the Timmins proposal was in fact superior.  After substantial delay, Timmins provided some diligence materials, but failed to respond to specific due diligence questions and requests and failed to provide support for several representations it had made.

✓	CGC was provided with a fairness opinion by a reputable, nationally recognized financial advisor that supported the Gammon transaction.
✓	CGC would have pursued further dialogue with Timmins if it determined that a merger with Timmins was the best deal reasonably available to CGC stockholders.
✓	In its report, Glass Lewis concluded that “… the board acted fair and appropriate in seeking the best possible deal for shareholders among a number of potential buyers.”

In its proxy materials, Timmins also tells you that it has a lockup agreement with one stockholder, and support agreements with two other stockholders.
✓	Why has Timmins management repeatedly refused to provide CGC with copies of these agreements or to make them publicly available?

Financial Restatements and Changes in Projections Raises Serious Concerns for CGC Stockholders

▪	The conditionality associated with Timmins’ offer is highlighted by Timmins’ desperate and self-interested attempt to oust the CGC board of directors
▪	The risk of their offer should be evident by the fact that Timmins has had to make financial restatements in each of the past two consecutive quarters.
▪
The fact that Timmins has had repeated instances of restating its financial statements and has had to revise projected operating numbers raises concerns with respect to the reliability of its financial statements and internal controls.

▪
More troubling perhaps, is that in Timmins’ most recently completed quarter, it mined grades significantly higher than the average resource grade.2  CGC stockholders must understand that this performance may not be sustainable and may have to be reversed at some point– very possibly encumbering the mine to the detriment of stockholders.

The CGC Board believes that the Merger with Gammon Gold is
clearly the SUPERIOR Transaction for CGC Stockholders.

2 Timmins Q3 production was at a grade of 0.939 g/t Au compared to the reported M+I resource grade of 0.720 g/t Au.

Gammon Gold has a market capitalization of approximately 3x Timmins’ market capitalization.

We believe Gammon Gold has much greater upside and is trading at a lower valuation than Timmins;
Therefore, Gammon Gold provides better re-rating potential.

Gammon Gold has approximately 6x Timmins’ resources.

Gammon Gold has significant exposure to silver and exceptional leverage to silver prices;
Timmins has very limited exposure to silver.

Gammon Gold has significant net cash; Timmins has net debt.

The Merger with Gammon Gold presents the least amount of transactional risk.

Your Vote is Important

Please vote and return the WHITE proxy card

It is very important that you return ONLY the WHITE proxy card and NOT the GOLD proxy card or the BLUE consent card.

Even if you have already voted the GOLD proxy card or the BLUE consent card, you can vote FOR the Gammon Merger using the
enclosed WHITE proxy card.

If you have any questions or require assistance please contact our proxy solicitors, MacKenzie Partners at 1-800-322-2885, or Laurel Hill Advisory Group, toll-free at 1-800-385-3006.

Sincerely,

Steve Cooper,
Chairman of the Board